UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 17, 2009
__________

GEORGE FOREMAN ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-26585	54-1811721
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

100 N. Wilkes-Barre Blvd. 4th Floor Wilkes-Barre, PA (Address of principal executive offices)		18702 (Zip code)

Registrant’s telephone number, including area code: (570) 822-6277

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01Other Events.

On March 17, 2009, the Company received (by e-mail) a letter dated March 15, 2009 from George Foreman, Jr. addressed to George Foreman Ventures, LLC and a letter dated March 15, 2009 from George Foreman III addressed to George Foreman Ventures, LLC.  Apparently, these letters were e-mailed after the close of business on March 16, 2009, but were actually received (opened) on March 17, 2009.  George Foreman, Jr. and George Foreman, III both state in their respective letters that they are terminating their respective Employment Agreements and requesting that George Foreman Ventures, LLC immediately pay compensation and benefits established in their Employment Agreements.

On March 18, 2009, the Company received (by e-mail) a letter dated March 17, 2009 from George Foreman Productions, Inc. addressed to George Foreman Ventures, LLC regarding the issuance of preferred stock.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

99.1	Letter from George Foreman, Jr. to George Foreman Ventures, LLC, dated March 15, 2009.

99.2	Letter from George Foreman III to George Foreman Ventures, LLC, dated March 15, 2009.

99.3	Letter from George Foreman Productions, Inc. to George Foreman Ventures, LLC, dated March 17, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 23, 2009
GEORGE FOREMAN ENTERPRISES, INC.

By:	/s/ Jeremy Anderson
Name: Jeremy Anderson
Title: Chief Financial Officer